UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

MGM Resorts International

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(Address of principal executive offices – Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 693-7120

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRF § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Executive Officer Employment Agreements

William Hornbuckle Employment Agreement

On March 30, 2020, MGM Resorts International, a Delaware corporation (the “Company”), entered into an employment agreement with William Hornbuckle, President and Acting Chief Executive Officer of the Company (the “Hornbuckle Employment Agreement”), effective as of April 1, 2020. The Hornbuckle Employment Agreement provides for a term until March 31, 2024 and a minimum base salary of $1,100,000 per year, which was reduced from his prior salary of $1,400,000. Mr. Hornbuckle has voluntarily elected to take 100% of his base salary for the remaining pay periods in 2020 in the form of restricted stock units, instead of cash, which will vest and be paid in full on December 31, 2020 (or, if earlier terminated a pro rata portion will vest and be paid on the termination date).

The Hornbuckle Employment Agreement also provides for an annual target bonus equal to 150% of Mr. Hornbuckle’s base salary, which was reduced from his prior annual target bonus of 175% and results in a decrease to his annual target bonus of $800,000, and certain other benefits and perquisites, which are discussed in detail in the Hornbuckle Employment Agreement.

The Hornbuckle Employment Agreement also provides that Mr. Hornbuckle will be eligible for annual equity grants from the Company.  As part of the annual equity award for 2020, Mr. Hornbuckle will be granted an award on April 1, 2020 of 45,000 restricted stock units vesting in four equal annual installments on the first four anniversaries following the grant date.  In connection with his promotion to President and Acting Chief Executive Officer of the Company, Mr. Hornbuckle will also be granted 290,000 restricted stock units vesting on the second anniversary of the grant date.

In the event of a termination of Mr. Hornbuckle’s employment as the result of his death or a termination by the Company due to disability, the Company will pay Mr. Hornbuckle one year of salary payable at regular payroll intervals (less any payments received from an employer-paid short term disability policy).

In the event of a termination by the Company for no cause or by Mr. Hornbuckle for good cause prior to the end of the term of the Hornbuckle Employment Agreement, Mr. Hornbuckle will receive (i) an amount equal to his annual base salary plus his target bonus amount, payable in 12 monthly installments; (ii) any earned but unpaid discretionary bonus due to him; and (iii) a payment equal to 1.5 times the cost of COBRA for a coverage period of 12 months, payable in 12 monthly installments. If the Company terminates Mr. Hornbuckle for no cause after the end of the term of the Hornbuckle Employment Agreement (at which time he would be treated as an at-will employee of the Company), Mr. Hornbuckle will receive a lump sum payment equal to one year of his base salary. Any such severance payments will be subject to applicable taxes and Mr. Hornbuckle execution and non-revocation of a general release of claims.

The Hornbuckle Employment Agreement also contains a non-compete covenant generally prohibiting Mr. Hornbuckle from providing services to a competitor or soliciting employees or business contacts for 12 months following his termination of employment or for 12 months following the term of the Hornbuckle Employment Agreement. In addition, the Hornbuckle Employment Agreement mandates that Mr. Hornbuckle’s confidentiality obligations continue even after his termination of employment. The Hornbuckle Employment Agreement also provides for a “Special No-Cause Termination,” which would release Mr. Hornbuckle from the non-compete covenant if a person other than Mr. Hornbuckle is appointed as Chief Executive Officer during the term of the agreement. If Mr. Hornbuckle resigns in connection with a Special No-Cause Termination, his grant of 290,000 restricted stock units will vest and become payable within 30 days from the date of this separation.

The Hornbuckle Employment Agreement provides that, to the extent required by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES” Act), in connection with the Company becoming eligible for or entering into a loan, loan guarantee or other form of financial assistance from a governmental entity, Mr. Hornbuckle will agree to such limitations or reductions with respect to compensation and severance pay as may be required to comply with the CARES Act.

The foregoing description is not a complete description of the Hornbuckle Employment Agreement and is qualified in its entirety by reference to the full text of the Hornbuckle Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and the equity award forms, copies of which are attached as Exhibit 10.4 and 10.5, each of which is incorporated by reference in this Item 5.02.

Corey Sanders Employment Agreement

On March 31, 2020, the Company entered into an employment agreement with Corey Sanders, Chief Financial Officer of the Company (the “Sanders Employment Agreement”), effective as of April 1, 2020. The Sanders Employment Agreement provides for a term until March 31, 2023 and a minimum base salary of $1,000,000 per year, which was reduced from his prior salary of $1,250,000. Mr. Sanders has voluntarily elected to take 50% of his base salary for the remaining pay periods in 2020 in the form of restricted stock units, instead of cash, which will vest and be paid in full on December 31, 2020 (or, if earlier terminated a pro rata portion will vest and be paid on the termination date).

The Sanders Employment Agreement also provides for an annual target bonus equal to 150% of Mr. Sanders’ base salary, which was reduced from his prior annual target bonus of 175% and results in a decrease to his annual target bonus of $687,500, and certain other benefits and perquisites, which are discussed in detail in the Sanders Employment Agreement. In the event of a termination of Mr. Sanders’ employment as the result of his death or a termination by the Company due to disability, the Company will pay Mr. Sanders one year of salary payable at regular payroll intervals (less any payments received from an employer-paid short term disability policy).

The Sanders Employment Agreement also provides that Mr. Sanders will be eligible for annual equity grants from the Company.  As part of the annual equity award for 2020, Mr. Sanders will be granted an award on April 1, 2020 of 35,400 restricted stock units vesting in four equal annual installments on the first four anniversaries following the grant date.

In the event of a termination by the Company for no cause or by Mr. Sanders for good cause prior to the end of the term of the Sanders Employment Agreement, Mr. Sanders will receive (i) an amount equal to his annual base salary plus his target bonus amount, payable in 12 monthly installments; (ii) any earned but unpaid discretionary bonus due to him; and (iii) a payment equal to 1.5 times the cost of COBRA for a coverage period of 12 months, payable in 12 monthly installments. If the Company terminates Mr. Sanders for no cause after the end of the term of the Sanders Employment Agreement (at which time he would be treated as an at-will employee of the Company), Mr. Sanders will receive a lump sum payment equal to one year of his base salary. Any such severance payments will be subject to applicable taxes and Mr. Sanders execution and non-revocation of a general release of claims.

The Sanders Employment Agreement also contains a non-compete covenant generally prohibiting Mr. Sanders from providing services to a competitor or soliciting employees or business contacts for 12 months following his termination of employment or for 12 months following the term of the Sanders Employment Agreement. In addition, the Sanders Employment Agreement mandates that Mr. Sanders’ confidentiality obligations continue even after his termination of employment.

The Sanders Employment Agreement provides that, to the extent required by the CARES Act, in connection with the Company becoming eligible for or entering into a loan, loan guarantee or other form of financial assistance from a governmental entity, Mr. Sanders will agree to such limitations or reductions with respect to compensation and severance pay as may be required to comply with the CARES Act.

The foregoing description is not a complete description of the Sanders Employment Agreement and is qualified in its entirety by reference to the full text of the Sanders Employment Agreement, a copy of which is attached hereto as Exhibit 10.2, and the equity award form, a copy of which is attached as Exhibit 10.4, each of which is incorporated by reference in this Item 5.02.

John McManus Employment Agreement

On March 30, 2020, the Company entered into an employment agreement with John McManus, Executive Vice President, General Counsel and Secretary of the Company (the “McManus Employment Agreement”), effective as of April 1, 2020. The McManus Employment Agreement provides for a term until March 31, 2023 and a minimum base salary of $700,000 per year, which was reduced from his prior salary of $850,000. Mr. McManus has voluntarily elected to take 50% of his base salary for the remaining pay periods in 2020 in the form of restricted stock units, instead of cash, which will vest and be paid in full on December 31, 2020 (or, if earlier terminated a pro rata portion will vest and be paid on the termination date).

The McManus Employment Agreement also provides for an annual target bonus equal to 120% of Mr. McManus’ base salary, which was reduced from his prior annual target bonus of 125% and results in a decrease to his annual target bonus of $222,500, and certain other benefits and perquisites, which are discussed in detail in the McManus Employment Agreement. In the event of a termination of Mr. McManus’ employment as the result of his death or a termination by the Company due to disability, the Company will pay Mr. McManus one year of salary payable at regular payroll intervals (less any payments received from an employer-paid short term disability policy).

The McManus Employment Agreement also provides that Mr. McManus will be eligible for annual equity grants from the Company.  As part of the annual equity award for 2020, Mr. McManus will be granted an award on April 1, 2020 of 26,100 restricted stock units vesting in four equal annual installments on the first four anniversaries following the grant date.

In the event of a termination by the Company for no cause or by Mr. McManus for good cause prior to the end of the term of the McManus Employment Agreement, Mr. McManus will receive (i) an amount equal to his annual base salary plus his target bonus amount, payable in 12 monthly installments; (ii) any earned but unpaid discretionary bonus due to him; and (iii) a payment equal to 1.5 times the cost of COBRA for a coverage period of 12 months, payable in 12 monthly installments. If the Company terminates Mr. McManus for no cause after the end of the term of the McManus Employment Agreement (at which time he would be treated as an at-will employee of the Company), Mr. McManus will receive a lump sum payment equal to one year of his base salary. Any such severance payments will be subject to applicable taxes and Mr. McManus execution and non-revocation of a general release of claims.

The McManus Employment Agreement also contains a non-compete covenant generally prohibiting Mr. McManus from providing services to a competitor or soliciting employees or business contacts for 12 months following his termination of employment or for 12 months following the term of the McManus Employment Agreement. In addition, the McManus Employment Agreement mandates that Mr. McManus’ confidentiality obligations continue even after his termination of employment.

The McManus Employment Agreement provides that, to the extent required by the CARES Act, in connection with the Company becoming eligible for or entering into a loan, loan guarantee or other form of financial assistance from a governmental entity, Mr. McManus will agree to such limitations or reductions with respect to compensation and severance pay as may be required to comply with the CARES Act.

The foregoing description is not a complete description of the McManus Employment Agreement and is qualified in its entirety by reference to the full text of the McManus Employment Agreement, a copy of which is attached hereto as Exhibit 10.3, and the equity award form, a copy of which is attached as Exhibit 10.4, each of which is incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, effective as of April 1, 2020, by and between the Company and William Hornbuckle.
10.2	Employment Agreement, effective as of April 1, 2020, by and between the Company and Corey Sanders.
10.3	Employment Agreement, effective as of April 1, 2020, by and between the Company and John McManus.
10.4	Form of RSU Agreement.
10.5	Form of RSU Agreement (Hornbuckle).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MGM Resorts International

Date: March 31, 2020	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Chief Corporate Counsel & Assistant Secretary